Exhibit 23.25

CONSENT OF QUALIFIED PERSON

Regarding the “Technical Report Summary on the Initial Assessment of the Fox Complex, Ontario, Canada”, that is current as of December 31, 2021 (the “Technical Report Summary”):

In connection with the filing of the Annual Report of McEwen Mining Inc. for the year ended December 31, 2023, on Form 10-K (the “Form 10-K”), William Bagnell consents to:

●	the use of my name and status as a “Qualified Person” in the Form 10-K
●	any quotation from, or summarization of any of the information that I am responsible for preparing in the Technical Report Summary in the Form 10-K
●	the incorporation by reference of any quotation from, or summarization of any of the information that I am responsible for preparing in the Technical Report Summary in the Company’s Registration Statements on Form S-3 (Nos. 333-224476, 333-234612 and 333-275324), Form S-4 (No. 333- 226858) and Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, 333-222609 and 333-275325).

Date: March 15, 2024

Signed by:

/s/ William Bagnell
William Bagnell, P.Eng
Wood Canada Limited